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                                                                   EXHIBIT 10.42


(WOLVERINE TUBE, INC. LOGO)
WOLVERINE TUBE, INC.
A WORLD-CLASS QUALITY PARTNER
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October 24, 2005


Dear Employee:

Re:      Underwater Employee Stock Options

We are pleased to inform you that on October 18, 2005, the Board of Directors of the Company decided to accelerate the vesting of all unvested options you hold that are "underwater" as of that date.

Underwater options are options with a strike price greater than $7.42, which was the closing price of the Company stock on October 18, 2005. You were granted these options under the Company's 2003 Employee Incentive Plan during 2004 and/or 2005.

You will receive, under separate cover, a statement which will show exactly which options were affected by this action. If you would like more details, log on to the Company's website, and read the October 24, 2005 8-k filing with the Securities and Exchange Commission.

Remember, all trades in Company stock are governed by the Company's Insider Trading Policy.

If you have any questions about what this means to you, please contact Teri Holland at (256) 580-3513.

Sincerely yours,



Jim Neill
Director of Human Resources.